 [EXECUTION COPY]

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REPSOL YPF, S.A.

(formerly known as REPSOL, S.A.)

And

THE BANK OF NEW YORK

As Depositary

And

HOLDERS OF AMERICAN DEPOSITARY SHARES

___________________________

DEPOSIT AGREEMENT

___________________________

Dated as of May 15, 1989

As amended and restated as of February 22, 1993

As further amended and restated as of July 6, 1999

As further amended and restated as of __________, 2008

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Table of Contents

ARTICLE 1.

DEFINITIONS.

SECTION 1.1

AMERICAN DEPOSITARY SHARES.

SECTION 1.2

COMMISSION.

SECTION 1.3

CUSTODIAN.

SECTION 1.4

DELIVERY.

SECTION 1.5

DEPOSIT AGREEMENT.

SECTION 1.6

DEPOSITARY; DEPOSITARY'S OFFICE.

SECTION 1.7

DEPOSITED SECURITIES.

SECTION 1.8

DIVIDEND RIGHTS.

SECTION 1.9

ESTATUTOS.

SECTION 1.10

EURO.

SECTION 1.11

HOLDER.

SECTION 1.12

ISSUER.

SECTION 1.13

NEW TRANSFER DOCUMENTS.

SECTION 1.14

RECEIPTS.

SECTION 1.15

REGISTERED SHAREHOLDER.

SECTION 1.16

SECURITIES ACT OF 1933.

SECTION 1.17

SHARES.

SECTION 1.18

TRANSFER DOCUMENTS.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

SECTION 2.1

FORM AND TRANSFERABILITY OF RECEIPTS.

SECTION 2.2

DEPOSIT OF SHARES.

SECTION 2.3

EXECUTION AND DELIVERY OF RECEIPTS.

SECTION 2.4

TRANSFER, COMBINATION AND SPLIT-UP OF RECEIPTS.

SECTION 2.5

WITHDRAWAL OF DEPOSITED SECURITIES.

SECTION 2.6

LIMITATIONS ON EXECUTION AND DELIVERY AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

SECTION 2.7

SUBSTITUTION OF RECEIPTS.

SECTION 2.8

CANCELLATION AND DESTRUCTION OF RECEIPTS.

SECTION 2.9

PRE-RELEASE OF RECEIPTS.

SECTION 2.10

UNCERTIFICATED AMERICAN DEPOSITARY SHARES, DTC DIRECT REGISTRATION SYSTEM.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS

SECTION 3.1

INFORMATION.

SECTION 3.2

LIABILITY OF HOLDER FOR TAXES.

SECTION 3.3

WARRANTIES ON DEPOSIT OF SHARES.

ARTICLE 4.

DEPOSITED SECURITIES.

SECTION 4.1

CASH DISTRIBUTIONS.

SECTION 4.2

SHARE DISTRIBUTIONS.

SECTION 4.3

RIGHTS DISTRIBUTIONS.

SECTION 4.4

OTHER DISTRIBUTIONS.

SECTION 4.5

CONVERSION OF FOREIGN CURRENCY.

SECTION 4.6

FIXING OF RECORD DATE.

SECTION 4.7

VOTING OF DEPOSITED SHARES.

SECTION 4.8

CHANGES AFFECTING DEPOSITED SECURITIES.

SECTION 4.9

WITHHOLDING.

ARTICLE 5.

THE DEPOSITARY AND THE ISSUER.

SECTION 5.1

MAINTENANCE OF DEPOSITARY'S OFFICE AND REGISTER; CERTAIN AGENTS OF THE DEPOSITARY; LISTS OF HOLDERS.

SECTION 5.2

PREVENTION OR DELAY IN PERFORMANCE.

SECTION 5.3

OBLIGATIONS OF DEPOSITARY, THE CUSTODIAN AND THE ISSUER.

SECTION 5.4

RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR DEPOSITARY.

SECTION 5.5

THE CUSTODIAN.

SECTION 5.6

NOTICES AND REPORTS TO HOLDERS.

SECTION 5.7

ISSUANCE OF ADDITIONAL SHARES, ETC.

SECTION 5.8

INDEMNIFICATION.

SECTION 5.9

CHARGES OF DEPOSITARY.

SECTION 5.10

STATUTORY REPORTS.

SECTION 5.11

AVAILABLE INFORMATION TO THE COMMISSION.

SECTION 5.12

EXCLUSIVITY.

ARTICLE 6.

AMENDMENT AND TERMINATION

SECTION 6.1

AMENDMENT.

SECTION 6.2

TERMINATION.

ARTICLE 7.

MISCELLANEOUS

SECTION 7.1

COUNTERPARTS.

SECTION 7.2

NO THIRD-PARTY BENEFICIARIES.

SECTION 7.3

SEVERABILITY.

SECTION 7.4

HOLDERS AS PARTIES; BINDING EFFECT.

SECTION 7.5

NOTICES.

SECTION 7.6

CONSENT TO JURISDICTION.

SECTION 7.7

GOVERNING LAW.

SECTION 7.8

COMPLIANCE WITH U.S. SECURITIES LAWS.

DEPOSIT AGREEMENT dated as of May 15, 1989 as amended and restated as of February 22, 1993, as further amended and restated as of July 6, 1999, and as further amended and restated as of ____________, 2008 among REPSOL YPF, S.A. (formerly known as REPSOL, S.A.), a corporation (sociedad anómina) organized under the laws of Spain (the "Issuer"), THE BANK OF NEW YORK, a New York corporation, as depositary (the "Depositary") and all holders from time to time of American Depositary Shares issued hereunder.

W I T N E S S E T H:

WHEREAS, the Issuer desires to provide for the deposit of shares of the ordinary shares (the "Shares") of the Issuer from time to time with the Depositary or the Custodian, as agent for the Depositary, and for the execution and delivery of American Depositary Receipts evidencing American Depositary Shares representing the right to receive the Shares so deposited; and

WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto;

NOW, THEREFORE, in consideration of the premises, it is agreed by and among the parties hereto as follows:

ARTICLE 1.

DEFINITIONS.

Section 1.1

American Depositary Shares.

The term American Depositary Shares shall mean the rights evidenced by the Receipts executed and delivered hereunder, including the interest in the Deposited Securities granted to the holders of Receipts pursuant to the terms and conditions of this Deposit Agreement.  Each American Depositary Share shall represent the right to receive one Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.2 or a change in Deposited Securities referred to in Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter each American Depositary Share shall represent the right to receive the Deposited Securities specified in such Sections.

Section 1.2

Commission.

The term Commission shall mean the Securities and Exchange Commission of the United States or any successor governmental agency.

Section 1.3

Custodian.

The term Custodian shall mean the respective principal offices of Banco Bilbao Vizcaya Argentaria, S.A. and Santander Investment, S.A., as agents of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them, collectively.

Section 1.4

Delivery.

The term Delivery shall mean, with respect to any security, either (i) the recording of transfer of such security by the entity or entities required or empowered by Spanish law or (ii) in the case of securities not subject to transfer by recordation, the delivery of a physical certificate representing such security.

Section 1.5

Deposit Agreement.

The term Deposit Agreement shall mean this Agreement (including the Exhibits hereto), as the same may be amended from time to time in accordance with the provisions hereof.

Section 1.6

Depositary; Depositary's Office.

The term Depositary shall mean The Bank of New York, a New York corporation, and any successor as depositary hereunder.  The term Depositary's Office shall mean the office of the Depositary for the administration of depositary receipts, which at the date of this Agreement is 101 Barclay Street, New York, New York 10286.

Section 1.7

Deposited Securities.

The term Deposited Securities as of any time shall mean all Shares at such time deposited under this Deposit Agreement and any and all other Shares, securities, property and cash received at any time by the Depositary or the Custodian in respect or in lieu of such deposited Shares and other Shares, securities, property and cash at such time held hereunder.

Section 1.8

Dividend Rights.

The term Dividend Rights shall mean the rights to receive cash distributions pursuant to Section 4.1.

Section 1.9

Estatutos.

The term Estatutos means the Issuer's By-laws, as amended from time to time, of the Issuer.

Section 1.10

Euro.

The term Euro shall mean the common currency of the participating member countries in the European Monetary Union.

Section 1.11

Holder.

The term Holder shall mean the person or persons in whose name a Receipt is registered on the register maintained by the Depositary for such purposes.

Section 1.12

Issuer.

The term Issuer shall mean Repsol YPF, S.A., a corporation (sociedad anómina) organized under the laws of Spain and its successors.

Section 1.13

New Transfer Documents.

The term New Transfer Documents shall have the meaning set forth in Section 2.5 hereof.

Section 1.14

Receipts.

The term Receipts shall mean the American Depositary Receipts executed and delivered hereunder, in substantially the form of Exhibit A hereto, evidencing American Depositary Shares.

Section 1.15

Registered Shareholder.

The term Registered Shareholder shall have the meaning set forth in Section 4.7(b).

Section 1.16

Securities Act of 1933.

The term Securities Act of 1933 shall mean the United States Securities Act of 1933, as from time to time amended.  The term Securities Exchange Act of 1934 shall mean the United States Securities Exchange Act of 1934, as from time to time amended.

Section 1.17

Shares.

The term Shares shall mean ordinary shares of the Issuer, whether represented in book entry or physical form.  References to Shares shall include evidence of rights to receive Shares, whether or not stated in the particular instance; provided that in no event shall Shares include evidence of rights to receive Shares with respect to which the full purchase price has not been paid.

Section 1.18

Transfer Documents.

The term Transfer Documents shall mean such document or documents, if any, that, together with Delivery of a security, effectuates the legal transfer of title of a security under Spanish law, and that provides all reference numbers necessary to determine all rights and privileges, including the right to receive all dividends and other distributions to be paid or made available to holders of such securities after such securities are deposited pursuant to this Deposit Agreement, whether or not such dividends or other distributions were declared or authorized prior to the time such securities are so deposited.

ARTICLE 2.

FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND TRANSFER OF RECEIPTS AND WITHDRAWAL OF DEPOSITED SECURITIES.

Section 2.1

Form and Transferability of Receipts.

(a)

Form.  Receipts shall be engraved or printed or lithographed on steel-engraved borders and shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions as hereinafter provided.  Receipts shall be issued in denominations of any number of American Depositary Shares.  Receipts shall be executed by the Depositary by the manual signature of a duly authorized signatory of the Depositary or by a facsimile if a Receipt registrar shall have been appointed pursuant to Section 5.1 and such Receipts are countersigned by the manual signature of a duly authorized officer of the Receipt registrar or any co-registrar.  Unless so executed, no Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose.  The Depositary shall maintain a register in which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the facsimile signature of anyone who was at any time a duly authorized signatory of the Depositary shall bind the Depositary, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Receipts.  The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with this Deposit Agreement as may be required by the Depositary in respect of its obligations hereunder or as may be required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange upon which Receipts may be traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

(b)

Transferability.  Title to a Receipt, when properly endorsed or accompanied by properly executed instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument; provided that the Issuer and the Depositary, notwithstanding any notice to the contrary, may treat the Holder thereof as the absolute owner thereof for the purpose of determining the person entitled to any distribution or notice and for all other purposes.

Section 2.2

Deposit of Shares.

(a)

Deposit with Custodian.  Shares may be deposited under this Deposit Agreement by the execution of Transfer Documents in favor of the Depositary or its nominee and Delivery of such Shares and delivery of such Transfer Documents to the Custodian, together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares.  At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may accept Shares to be deposited under this Agreement upon the execution of Transfer Documents in favor of the Depositary or its nominee and Delivery of such Shares and delivery of such Transfer Documents, together with any other documents and payments required under this Deposit Agreement, and written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit B hereto, directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such instructions a Receipt or Receipts for the number of American Depositary Shares corresponding to such deposited Shares, for the purpose of forwarding such Share certificates and Transfer Documents to the Custodian for deposit hereunder.  No Shares shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by the governmental authority or body in Spain that is then performing the function of the regulation of currency exchange and the governmental authority or body in Spain that is then performing the function of monitoring the level of foreign ownership of the Shares.  Neither the Depositary nor the Custodian shall be required (i) to accept for deposit a number of Shares that would result in the issuance of a fractional American Depositary Share or (ii) to accept for deposit any Shares that would require that an American Depositary Share represent the right to receive underlying Shares having different rights to distributions.

(b)

Holding.  Deposited Securities shall be held by the Depositary or the Custodian for the account and to the order of the Depositary or its nominee at such place or places as the Depositary shall determine with the approval of the Issuer.

Section 2.3

Execution and Delivery of Receipts.

After the deposit of any Shares pursuant to Section 2.2, the Depositary, subject to this Deposit Agreement, shall execute and deliver at the Depositary's Office to or upon the order of the person or persons named in the instructions delivered, directly or through the Custodian, to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons, with rights to distributions corresponding to the rights to distributions of their respective underlying Shares, and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled.  Any Receipt issued by the Depositary shall represent only American Depositary Shares that have identical rights to distributions.  If a person presents Shares for deposit that, by reason of their date of issuance or otherwise, are entitled to different rights to distributions, the Depositary shall deliver a separate Receipt to correspond to each such category of rights to distributions.

Section 2.4

Transfer, Combination and Split-up of Receipts.

The Depositary, subject to this Deposit Agreement, shall register transfers of Receipts in the Receipt register, from time to time upon any surrender of a Receipt at any of its designated transfer offices by the Holder in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by applicable law.  Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as were evidenced by the Receipts surrendered.  The Depositary, subject to this Deposit Agreement, shall upon surrender at any of its designated transfer offices of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares and the same rights to distributions with respect thereto as those evidenced by the Receipt or Receipts surrendered.

Section 2.5

Withdrawal of Deposited Securities.

Upon surrender of a Receipt (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), at the Depositary's Office or at such other offices as it may designate, together with the Holder's written instructions, substantially in the form of, or to substantially the same effect as provided in, Exhibit C hereto, directing the Depositary to cause the Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, to be withdrawn and delivered to or upon the written order of the person or persons designated in such instructions, the Depositary shall request the execution of new Transfer Documents to or upon the written order of the person or persons designated in such instructions ("New Transfer Documents") and shall direct the Custodian to make Delivery without unreasonable delay, subject to this Deposit Agreement and to the provisions of or governing Deposited Securities, to or upon the written order of the person or persons designated in such instructions, of the Deposited Securities the right to receive which is at the time represented by the American Depositary Shares evidenced by such Receipt, together with the New Transfer Documents and the Custodian shall so make Delivery of such Deposited Securities and delivery of such New Transfer Documents at the office of the Custodian or at the request, risk and expense of the Holder at the Depositary's Office, except that the Depositary may, in its discretion, at the request, risk and expense of the Holder, make Delivery of such Deposited Securities and delivery of such New Transfer Documents, without unreasonable delay, to such person or persons at any other place requested by the Holder in such written instructions.  Delivery of Deposited Securities may be made by the delivery of certificates or other indicia of ownership recognized under Spanish law or custom from time to time, to the extent such Deposited Securities may be represented by certificates or such indicia of ownership, which, if required by law, shall be properly endorsed or accompanied by properly executed instruments of transfer, and if such certificates or such indicia of ownership may be so registered, registered in the name of such Holder, or as ordered by such Holder or properly endorsed or accompanied by proper instruments of transfer.

Section 2.6

Limitations on Execution and Delivery and Transfer of Receipts and Withdrawal of Deposited Securities.

As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon or the withdrawal of any Deposited Securities, the Depositary or the Custodian may, and upon instructions of the Issuer shall, require of the Holder, the presentor of the Receipt or the depositor of Shares:  (a) payment of a sum sufficient to pay or reimburse any of them for payment of any of the following (unless payable by the Issuer as set forth in Section 5.9 hereto):  (i) any stock transfer or other tax (including, but not limited to, any Spanish corporate tax or income tax on individuals) or other governmental charge with respect thereto, (ii) any stock transfer or registration fees for the registration of Shares or other Deposited Securities upon any applicable register or brokerage fees applied by the Spanish stock exchanges or the relevant member of such stock exchanges acting as a broker-dealer or any other person authorized under Spanish Law to act in a similar capacity and (iii) any charges of the Depositary upon delivery of Receipts against deposits of Shares and upon withdrawal of Deposited Securities against surrender of Receipts that are set forth in Section 5.9 hereto; (b) the production of proof satisfactory to either the Depositary or the Custodian, as the case may be, as to the identity and genuineness of any signature and as to any other matter contemplated by Section 3.1; (c) delivery of any forms required by Spanish Law or custom in connection with  Delivery of Deposited Securities or with execution or delivery of Transfer Documents; and (d) compliance with such reasonable regulations, requirements or conditions, if any, as the Depositary may establish consistent with the provisions of this Deposit Agreement.  The delivery of Receipts against deposits of Shares may be suspended, deposits of Shares may be refused, or the registration of transfer of Receipts, their split-up or combination may be suspended in particular instances or generally, when the Receipt register is closed, or at any time or from time to time when any such action is deemed necessary or advisable by the Depositary or the Issuer for any reason, including without limitation any requirement of law or of any government or governmental body or commission, any provision of this Deposit Agreement or the provisions of or governing Deposited Securities, any meeting (Junta General de Accionistas) of Shareholders or any payment of dividends.  The surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.  Without limitation of the foregoing, and notwithstanding anything in this Deposit Agreement to the contrary, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered pursuant to the provisions of the Securities Act of 1933, unless a registration statement under the Securities Act of 1933 is in effect as to such Shares.  The Depositary will use reasonable efforts to comply with written instructions of the Issuer not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer's compliance with the securities laws in the United States including, without limitation, the laws referenced in Section 7.8.

Section 2.7

Substitution of Receipts.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor, in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, unless the Depositary has notice that such Receipt has been acquired by a bona fide purchaser, upon the Holder thereof (i) filing with the Depositary (a) a request for such execution and delivery and (b) a sufficient indemnity bond and (ii) satisfying any other reasonable requirements imposed by the Depositary, including, without limitation, providing evidence satisfactory to the Depositary of such destruction, loss or theft of such Receipt, the authenticity thereof and the Holder's ownership thereof.

Section 2.8

Cancellation and Destruction of Receipts.

All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled.

Section 2.9

Pre-Release of Receipts.

Neither the Depositary nor the Custodian shall deliver Shares, by physical delivery, book entry or otherwise, or otherwise permit Shares to be withdrawn, except upon receipt and cancellation of Receipts, in a transaction contemplated by Section 4.8 hereof or by another provision hereof which contemplates the delivery of Shares to the Issuer or its agent, or as required by law.  Neither the Depositary nor the Custodian shall issue Receipts prior to the receipt by the Depositary, the Custodian or their nominees of corresponding Shares.

Section 2.10

Uncertificated American Depositary Shares, DTC Direct Registration System.

Notwithstanding anything to the contrary in this Deposit Agreement:

(a)

American Depositary Shares may be certificated securities evidenced by Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this Deposit Agreement summarizes the terms and conditions of, and will be the prospectus required under the Securities Act of 1933 for, both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that by their nature do not apply to uncertificated American Depositary Shares, all the provisions of this Deposit Agreement shall apply, mutatis mutandis, to both certificated and uncertificated American Depositary Shares.

(b)

(i)

The term “deliver”, or its noun form, when used with respect to Receipts, shall mean (A) book-entry transfer of American Depositary Shares to an account at The Depository Trust Company, or its successor (“DTC”), designated by the person entitled to such delivery, evidencing American Depositary Shares registered in the name requested by that person,  (B) registration of American Depositary Shares not evidenced by a Receipt on the books of the Depositary in the name requested by the person entitled to such delivery and  mailing to that person of a statement confirming that registration or (C) if requested by the person entitled to such delivery, delivery at the Corporate Trust Office of the Depositary to the person entitled to such delivery of one or more Receipts.

(ii)

The term “surrender”, when used with respect to Receipts, shall mean (A) one or more book-entry transfers of American Depositary Shares to the DTC account of the Depositary, (B) delivery to the Depositary at its Corporate Trust Office of an instruction to surrender American Depositary Shares not evidenced by a Receipt  or (C) surrender to the Depositary at its Corporate Trust Office of one or more Receipts evidencing American Depositary Shares.

(c)

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.

(d)

The Depositary shall have a duty to register a transfer, in the case of uncertificated American Depositary Shares, upon receipt from the Holder of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below).  The Depositary, upon surrender of a Receipt for the purpose of exchanging it for uncertificated American Depositary Shares, shall cancel that Receipt and send the Holder a statement confirming that the Holder is the owner of the same number of uncertificated American Depositary Shares that the surrendered Receipt evidenced. The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in subsection (f) below) from the Holder of uncertificated American Depositary Shares for the purpose of exchanging them for certificated American Depositary Shares, shall execute and deliver to the Holder a Receipt evidencing the same number of certificated American Depositary Shares.

(e)

Upon satisfaction of the conditions for replacement of a Receipt that is mutilated, lost, destroyed or stolen, the Depositary shall deliver to the Holder the American Depositary Shares evidenced by that Receipt in uncertificated form unless otherwise requested by the Holder.

(f)

(i)  The parties acknowledge that the Direct Registration System (“DRS”) and Profile Modification System (“Profile”) shall apply to uncertificated American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC pursuant to which the Depositary may register the ownership of uncertificated American Depositary Shares, which ownership shall be evidenced by periodic statements issued by the Depositary to the Holders entitled thereto.  Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of a Holder of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American Depositary Shares to the DTC account of that DTC participant without receipt by the Depositary of prior authorization from the Holder to register such transfer.

(ii)  In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties understand that the Depositary will not verify, determine or otherwise ascertain that the DTC participant which is claiming to be acting on behalf of a Holder in requesting a registration of transfer and delivery as described in subsection (i) has the actual authority to act on behalf of the Holder (notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 shall apply to the matters arising from the use of the DRS.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile System and in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.

ARTICLE 3.

CERTAIN OBLIGATIONS OF HOLDERS

Section 3.1

Information.

Any person presenting Shares for deposit or any Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof as to citizenship, residence, exchange control approval, legal or beneficial ownership of Receipts, Deposited Securities or other securities, compliance with all applicable laws and regulations, all applicable provisions of or governing Deposited Securities and the terms of this Deposit Agreement, or other information, and to execute and deliver to the Depositary or the Custodian such certificates, including such representations and warranties, as the Depositary may deem necessary or proper or as the Issuer may require by written request to the Depositary or the Custodian.  The Depositary may, and at the request of the Issuer shall, withhold the delivery or registration of transfer of any Receipt or any distribution on or withdrawal of any Deposited Securities  the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, until the foregoing is accomplished to the Issuer's and the Depositary's satisfaction.

Section 3.2

Liability of Holder for Taxes.

If any tax or other governmental charge shall become payable by or on behalf of the Custodian, the Depositary or the Issuer with respect to any Receipt or any Deposited Securities, the right to receive which is represented by the American Depositary Shares evidenced by such Receipt, including any taxes payable on transfer, such tax or other governmental charge shall be payable by the Holder of such Receipt, who shall pay the amount thereof to the Depositary.  The Depositary may, and upon instructions from the Issuer shall, (i) refuse to effect any registration of transfer of such Receipt or any split-up or combination thereof or any withdrawal of such Deposited Securities until such payment is made, or (ii) withhold or deduct from any distributions on such Deposited Securities or sell for the account of the Holder thereof any part or all of such Deposited Securities (after attempting by reasonable means to notify such Holder prior to such sale), and apply, after deduction for its expenses incurred in connection therewith, the net proceeds of any such sale in payment of such tax or other governmental charge, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3

Warranties on Deposit of Shares.

Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares have been duly and validly authorized and issued and are subscribed, fully paid and nonassessable and free of preemptive rights, that the certificates therefor (where applicable) have been validly authorized and issued, and that the person making such deposit is duly authorized so to do.  Every such person shall also be deemed to represent that the deposit of Shares or sale of Receipts by that person is not restricted under the Securities Act of 1933.  Such representations and warranties shall survive the deposit of Shares and the execution and delivery of Receipts therefor.

ARTICLE 4.

DEPOSITED SECURITIES.

Section 4.1

Cash Distributions.

Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution upon any Deposited Securities, the Depositary shall, after any necessary conversion of such distribution into U.S. dollars pursuant to Section 4.5 and after fixing a record date in respect thereof pursuant to Section 4.6, subject to this Deposit Agreement, promptly distribute the amount thus received, by checks drawn on a bank in The City of New York, to the Holders on such record date of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively; provided that the Depositary shall make appropriate adjustments in the amounts so distributed in respect of (a) any of such Deposited Securities being not entitled, by reason of date of issuance or otherwise, to receive all or any portion of such distribution or (b) any amounts (i) withheld or requested to be withheld by the Issuer, the Custodian or the Depositary from any such distribution on account of taxes or other governmental charges, or (ii) charged by the Depositary in the conversion of foreign currency into U.S. dollars pursuant to Section 4.5.  The Depositary shall distribute only such amount as can be distributed without distributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders of Receipts then outstanding.

Section 4.2

Share Distributions.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, or if the Issuer so requests, the Depositary shall, subject to this Deposit Agreement, distribute to the Holders on a record date fixed pursuant to Section 4.6 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution.  In lieu of delivering Receipts for fractional American Depositary Shares in the case of any such distribution, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds of such sale to the Holders entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1.  If additional Receipts are not so distributed, each American Depositary Share shall thenceforth also represent the right to receive its proportionate interest in the additional Shares so distributed upon such Deposited Securities.  The Depositary may withhold any distribution of Receipts under this Section 4.2 to Holders having an address in the United States until the Issuer furnishes to the Depositary (a) evidence that a registration statement under the Securities Act of 1933 covering such Receipts and related Shares is in effect or (b) an opinion of counsel for the Issuer in the United States satisfactory to the Depositary to the effect that such distribution does not require registration under the Securities Act of 1933; provided that the Issuer shall have no obligation to so register, furnish such evidence or furnish such opinion.

Section 4.3

Rights Distributions.

If the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any right of any nature:  (a) if at the time of the offering of any such rights the Depositary determines that it is lawful and feasible to make such rights available to Holders by means of warrants or otherwise, the Depositary shall distribute such warrants or other instruments therefor in such form as it may determine to the Holders on a record date fixed pursuant to Section 4.6 of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing such Deposited Securities held by each of them respectively, or employ such other method as it may deem feasible in order to facilitate the exercise, sale or transfer of rights by such Holders; or (b) if at the time of any such offering of any such rights the Depositary determines that it is not lawful or not feasible to make such rights available to Holders by means of warrants or otherwise, or if the rights represented by such warrants or such other instruments are not exercised and appear to be about to lapse, the Depositary shall sell such rights or such warrants or other instruments on a stock exchange on which such rights are listed or over-the-counter market on which such rights are traded (or, with the written approval of the Issuer, at private sale), at such place or places and upon such terms as it may deem proper and may allocate the proceeds of such sale for account of the Holders otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise, and distribute the net proceeds so allocated to the Holders entitled thereto to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1.  The Depositary will not offer such rights to Holders having an address in the United States, unless the Issuer furnishes to the Depositary (x) evidence that a registration statement under the Securities Act of 1933 covering such offering is in effect or (y) an opinion of counsel for the Issuer in the United States satisfactory to the Depositary to the effect that such offering does not require registration under the Securities Act of 1933; provided that the Issuer shall not be obligated to furnish such evidence or opinion and provided further that if such rights are not offered to the Holders, the Depositary shall sell such rights and distribute the proceeds of such sale as specified in clause (b) of the first sentence of this Section 4.3.  The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.3.

Section 4.4

Other Distributions.

Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, subject to this Deposit Agreement, the Depositary shall cause such securities or property to be distributed to the Holders, on a record date fixed pursuant to Section 4.6, of Receipts evidencing American Depositary Shares representing the right to receive such Deposited Securities, in proportion to the number of American Depositary Shares representing the right to receive such Deposited Securities held by each of them, respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided that if in the opinion of the Depositary such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any tax withholding or securities laws requirement) the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution by the Depositary to the Holders entitled thereto of the net proceeds of any such sale as in the case of a distribution received in cash pursuant to Section 4.1, provided further, that if any securities to be sold pursuant to the preceding clause are listed on a stock exchange or traded on an over-the-counter market, such securities shall be sold on such a stock exchange or over-the-counter market.  The Holders alone shall be responsible for payment of any taxes or other governmental charges due as a result of sales or transfers pursuant to this Section 4.4.

Section 4.5

Conversion of Foreign Currency.

Whenever the Depositary or the Custodian shall receive foreign currency, as a cash dividend or other distribution or as the net proceeds from the sale of securities, property or rights, which, in the judgment of the Depositary, can then be converted on a reasonable basis into U.S. dollars which can then be transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into U.S. dollars and shall transfer the resulting U.S.  dollars (after deduction of its customary charges and expenses in effecting such conversion) to the United States.  Such U.S. dollars shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments that entitle the holders thereof to such U.S. dollars, then to the holders of such warrants or instruments, as applicable, upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of exchange restrictions or otherwise.

If such conversion or distribution can be effected only with the approval or license of or notification to any government or agency thereof, the Depositary shall file such application for approval or license or give such notice, if any, as it may deem desirable.  If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a reasonable basis into U.S. dollars transferable to the United States, or if any approval or license of any governmental authority or agency thereof that is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost or within a reasonable period, the Depositary shall, in its discretion but subject to applicable laws and regulations, either distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) to, or hold such foreign currency, without liability for interest thereon, for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, can be effected for distribution to some but not all of the Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in U.S. dollars to the extent permissible to the Holders entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance for the respective accounts of, the Holders entitled thereto for whom such conversion and distribution is not practicable.

Section 4.6

Fixing of Record Date.

Whenever any distribution is being made upon any Deposited Securities, or any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities is being held or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation of any consent or any other matter, the Depositary shall fix, and shall notify the Holders and the Issuer of, a record date (which will be on or as close as is practicable to the record date fixed by the Issuer) for the determination of the Holders of Receipts evidencing the American Depositary Shares representing the right to receive such Deposited Securities who shall be entitled to receive such distribution or the net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation or to act in respect of such other matter.  Subject to this Deposit Agreement, only such Holders at the close of business on such record date shall be entitled to receive any such distribution or proceeds, to give such voting instructions, to receive such notice or solicitation or to act in respect of any such other matter.

Section 4.7

Voting of Deposited Shares.

As soon as practicable after receipt, pursuant to Section 5.6, of notice in English of any meeting (Junta General de Accionistas) or solicitation of consents or proxies of holders of Shares or other Deposited Securities, the Depositary shall mail to the Holders a notice containing (i) such information as is contained in such notice of meeting and in the solicitation materials, if any, (ii) a statement that each Holder at the close of business on a specified record date will be entitled, subject to any of the provisions of law, the Estatutos and the provisions of or governing Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts, including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a person designated by the Issuer, and (iii) a statement as to the manner in which such instructions may be given.  Upon the written request of a Holder on such record date, received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under any applicable provisions of law and the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities the right to receive which is represented by the American Depositary Shares evidenced by such Holder's Receipts in accordance with any nondiscretionary instructions set forth in such request.  The Depositary shall not vote any Deposited Securities except in accordance with written instructions from Holders entitled hereunder to give such instructions.

Section 4.8

Changes Affecting Deposited Securities.

Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Deposited Securities shall be treated as Deposited Securities under this Deposit Agreement, and the Receipts shall thenceforth evidence American Depositary Shares representing the right to receive the Deposited Securities including the securities so received to the extent additional Receipts are not delivered pursuant to the following sentence.  In any such case the Depositary may with the Issuer's approval, and shall if the Issuer shall so request, subject to this Deposit Agreement, execute and deliver additional Receipts as in the case of a dividend of Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

Section 4.9

Withholding.

In connection with any distribution on the Shares, the Issuer will remit to the appropriate governmental authority or agency all amounts (if any) that in its sole judgment it believes are required to be withheld and owing to such authority or agency by the Issuer; and the Depositary and the Custodian will remit, on written advice of the Issuer, to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency and so withheld by the Depositary or the Custodian.  The Depositary will forward to the Issuer such information from its records as the Issuer may reasonably request to enable the Issuer to file necessary reports with governmental authorities or agencies, and either the Issuer or the Depositary may file, but shall not be obligated to so file, any such reports necessary to obtain benefits for Holders under any applicable tax treaties.  If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary in its discretion estimates is necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto as in the case of a distribution pursuant to Section 4.1, 4.2, 4.3 or 4.4.

ARTICLE 5.

THE DEPOSITARY AND THE ISSUER.

Section 5.1

Maintenance of Depositary's Office and Register; Certain Agents of the Depositary; Lists of Holders.

(a)

Depositary's Office.  The Depositary shall maintain at its transfer office in the Borough of Manhattan, The City of New York, facilities for the delivery and surrender of Shares, the execution and delivery, registration, registration of transfer, combination and split-up of Receipts and the withdrawal of Deposited Securities, all in accordance with the provisions of this Deposit Agreement.

(b)

The Register.  The Depositary shall keep at its transfer office in the Borough of Manhattan, The City of New York, a register for the registration of Receipts and transfers of Receipts that at all reasonable times shall be open for inspection by the Holders and the Issuer; provided that such inspection shall not be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.  The Depositary may close the register at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder, and shall close the register when so requested by the Issuer; provided that the register shall be open at all reasonable times for inspection by the Issuer.

(c)

Receipt Registrars and Co-Transfer Agents.  The Depositary shall act as Receipt registrar or, upon the request or with the approval of the Issuer, appoint a Receipt registrar or one or more co-registrars to register Receipts and transfers, combinations and split-ups of Receipts and to countersign Receipts in accordance with any requirements of the New York Stock Exchange, or of any other stock exchange in the United States where the Receipts or the American Depositary Shares are listed, and with the terms of any such appointment.  Such Receipt registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  The Depositary, upon the request or with the approval of the Issuer, may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  Such co-transfer agents may be removed and substitutes appointed by the Depositary upon the request or with the approval of the Issuer.  Each Receipt registrar, co-registrar or co-transfer agent appointed under this Section 5.1 (other than The Bank of New York) shall give notice in writing to the Issuer and the Depositary accepting such appointment and agreeing to be bound by the applicable terms of this Deposit Agreement.

(d)

Lists of Holders.  At the expense of the Issuer, the Issuer shall have the right to inspect transfer and registration records of the Depositary, take copies thereof and require the Depositary, the Receipt registrar and any co-transfer agents or co-registrars to supply copies of such portions of such records as the Issuer may request.  The Depositary shall furnish to the Issuer, promptly upon the written request of the Issuer, a list of the names, addresses and holdings of American Depositary Shares by all Holders as of a recent date.  Upon the request of the Issuer and at the expense of the Issuer, the Depositary shall use reasonable efforts to determine the names and addresses of legal and beneficial Holders of American Depositary Shares and promptly forward such information to the Issuer.

Section 5.2

Prevention or Delay in Performance.

Neither the Depositary or its agents, nor the Issuer or its agents shall incur any liability if, by reason of any present or future law of the United States or any other country, or of any other governmental authority or by reason of any provision thereof, act of God, war or other circumstances beyond its control or, in the case of the Depositary and its agents, any provision of the Issuer's By-laws or of the securities deposited pursuant to the Deposit Agreement, the Depositary, its agents, the Issuer or its agents shall be prevented or forbidden from, or subjected to any civil or criminal penalty on account of, or delayed in, doing or performing any act or thing which by the terms of this Deposit Agreement, the Issuer's By-laws or the Deposited Securities it is provided shall be done or performed or the Depositary or the Issuer shall be obliged to do or perform any act or thing which is inconsistent with the provision of this Deposit Agreement; nor shall the Depositary or its agents nor the Issuer or its agents incur any liability to any Holder or other person by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement.

Section 5.3

Obligations of Depositary, the Custodian and the Issuer.

The Issuer assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.  Each of the Depositary and its agents assumes no obligation and shall be subject to no liability under this Deposit Agreement or the Receipts to Holders or other persons, except to perform such obligations as are specifically set forth and undertaken by it to perform in this Deposit Agreement without negligence or bad faith.  Without limitation of the preceding sentence, none of the Depositary, its agents or the Issuer shall be (a) under any obligation to appear in, prosecute or defend any action, suit or other proceeding on behalf of the Holders in respect of any Deposited Securities or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, or (b) liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information.  Each of the Depositary, its agents and the Issuer may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary and its agents shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote, provided any such action or nonaction is in good faith.  The Depositary and its agents may own and deal in any class of securities of the Issuer and its affiliates and in Receipts; provided that the only obligations of the Issuer to the Depositary or its agents with respect to such activities shall be those owed to holders of such securities generally.  No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

Section 5.4

Resignation and Removal of the Depositary; Appointment of Successor Depositary.

The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer or be removed as Depositary by the Issuer by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary as hereinafter provided.  In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its reasonable efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  If the Issuer shall have used its reasonable efforts to appoint a successor depositary it shall have no liability to the Holders for any failure to appoint such a successor.  Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder and such evidence of establishment of any arrangements reasonably required by the Issuer to ensure such successor will be able to carry out its obligations under this Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, and such predecessor shall thereupon duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders.  Any such successor depositary shall promptly mail notice of its appointment to the Holders.  Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

Section 5.5

The Custodian.

The Depositary may from time to time appoint one or more agents to act for it as Custodian hereunder.  Each Custodian so appointed shall deliver to the Depositary an acceptance of such appointment satisfactory in form and substance to the Depositary.  Any Custodian in acting hereunder shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary undertakes to procure compliance by each Custodian with the applicable provisions of this Deposit Agreement.  Any Custodian may resign from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  The Depositary may discharge the Custodian at any time upon notice to the Custodian being discharged.  The Depositary, after such discharge or receipt of such notice of resignation, may appoint a substitute custodian, which shall thereafter be the Custodian hereunder.  Any Custodian ceasing to act hereunder as Custodian shall deliver all Deposited Securities held by it to a Custodian continuing to act upon the instruction of the Depositary.  Upon the appointment of any successor depositary hereunder, the Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of the Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of the Custodian, execute and deliver to the Custodian all such instruments as may be proper to give to the Custodian full and complete power and authority as agent hereunder of such successor depositary.

Section 5.6

Notices and Reports to Holders.

On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting (Junta General de Accionistas) of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a written English language version of the notice thereof in the form given or to be given, by publication or otherwise, to holders of Shares or other Deposited Securities.  The Issuer will arrange for the translation into English and the prompt transmittal by the Issuer to the Depositary and the Custodian of any such notices and of English language versions of any reports and other communications that are made generally available by the Issuer to holders of its Shares or other Deposited Securities.  The Depositary will arrange for the mailing, at the Issuer's expense, of copies thereof to all Holders, or on such other basis as the Issuer may advise the Depositary may be required by applicable law, regulation or stock exchange requirement.  The Issuer has delivered to the Depositary and the Custodian a copy of the provisions of or governing the Shares and any other Deposited Securities issued by the Issuer or any affiliate of the Issuer, and promptly upon any amendment thereto or change therein, the Issuer shall deliver to the Depositary and the Custodian a copy in English of such provisions as so amended or changed.  The Depositary may rely upon such copy for all purposes of this Agreement.  The Depositary will, at the expense of the Issuer, make such copy and such notices, reports and other communications available for inspection by Holders at the Depositary's Office, at the office of each Custodian and at any other designated transfer offices.

Section 5.7

Issuance of Additional Shares, etc.

Before the Issuer (a) issues (i) additional Shares, (ii) rights to subscribe for Shares, (iii) securities convertible into or exchangeable for Shares, or (iv) rights to subscribe for any such securities or (b) deposits any Shares under this Deposit Agreement, the Issuer will furnish to the Depositary a written opinion from counsel for the Issuer in the United States, which counsel shall be satisfactory to the Depositary, to the effect that a registration statement under the Securities Act of 1933 in respect of such issue or deposit is either in effect or not required under such Act.  The Depositary will use reasonable efforts to comply with written instructions of the Issuer to not accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Issuer's compliance with securities laws in the United States.

The Issuer agrees with the Depositary that neither the Issuer nor any company controlled by the Issuer will at any time deposit any Shares, either upon original issuance or upon a sale of Shares previously issued and reacquired by the Issuer or by any affiliate of the Issuer unless a registration statement is in effect or not required as to such Shares under the Securities Act of 1933.

Section 5.8

Indemnification.

The Issuer shall indemnify, defend and save harmless the Depositary for acts of the Depositary, the Custodian and the Receipt registrar (the "indemnified persons") against any loss, liability or expense (including fees and expenses of counsel) that may arise (a) out of acts performed or omitted in accordance with this Deposit Agreement and the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by any indemnified person, except to the extent such loss, liability or expense is due to negligence or bad faith of such indemnified person, or (ii) by the Issuer or any of its agents, (b) out of or in connection with any offer or sale to the public of the American Depositary Shares evidenced by Receipts or any registration statement under the Securities Act of 1933 in respect thereof, except to the extent such loss, liability or expense is due to information (or omissions from such information) relating to such indemnified person, furnished in writing to the Issuer by such indemnified person expressly for use in a registration statement under the Securities Act of 1933 or (c) out of or in connection with any tax levied or asserted by the Kingdom of Spain on the Depositary (other than tax on the Depositary's overall net income) as a result of performing its required functions as Depositary hereunder, which shall not operate to relieve any Holder of any liability it may have with respect thereto.  The Depositary agrees to indemnify the Issuer and hold it harmless from any liability or expense (including fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary, the Custodian or Receipt registrar (other than any Receipt registrar appointed at the request of the Issuer) due to their negligence or bad faith.  The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

Section 5.9

Charges of Depositary.

The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 hereof), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the share register of the Issuer and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee not in excess of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, the execution and delivery of Receipts pursuant to Section 4.3 and the surrender of Receipts pursuant to Section 2.5, and (6) a fee for, and deduct such fee from, the distribution of proceeds pursuant to Section 4.3, such fee being in an amount equal to the fee for the issuance of American Depositary Shares referred to above which would have been charged as a result of the deposit by owners of Shares received in exercise of rights distributed to them pursuant to Section 4.3, but which rights are instead sold by the Depositary, and the net proceeds distributed.

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

Section 5.10

Statutory Reports.

The Depositary shall make available for inspection by Holders at the Depositary's Office, at the office of the Custodian and at any other designated transfer offices any reports and communications received from the Issuer which are both (a) received by the Depositary or the Custodian pursuant to this Deposit Agreement and (b) made generally available to the Holders of Deposited Securities by the Issuer.  Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Issuer shall be furnished in English.

Section 5.11

Available Information to the Commission.

The Issuer is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files all required reports with the Commission.  Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission located at the date hereof at 100 F Street, N.E., Washington, D.C. 20549.

Section 5.12

Exclusivity.

The Issuer agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

ARTICLE 6.

AMENDMENT AND TERMINATION

Section 6.1

Amendment.

The Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended in any respect by agreement between the Issuer and the Depositary.  Any amendment that shall impose or increase any fees or charges (other than taxes or other governmental charges) or that shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders.  Every Holder at the expiration of three months after such notice shall be deemed by holding such Receipt to consent and agree to such amendment and to be bound by the Deposit Agreement or the Receipts as amended thereby.  In no event shall any amendment impair the right of the Holder of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

Section 6.2

Termination.

The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by giving notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination.  The Depositary may terminate this Deposit Agreement upon the notice set forth in the preceding sentence of this Section 6.2, at any time after 90 days after the Depositary shall have delivered to the Issuer its written resignation, provided that no successor depositary shall have been appointed and accepted its appointment as provided in Section 5.4 before the end of such 90 days.  After the date so fixed for termination, the Depositary and its agents shall perform no further acts under this Deposit Agreement, except to advise Holders of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash as provided in this Deposit Agreement) and to deliver Deposited Securities in exchange for Receipts surrendered to the Depositary.  As soon as practicable after the expiration of six months from the date so fixed for termination, the Depositary shall sell the Deposited Securities and may thereafter (so long as it may lawfully do so) hold the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Holders of Receipts that have not theretofore been surrendered, such Holders thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations in respect of the Receipts and this Deposit Agreement, except to account for such net proceeds and other cash.  After the date so fixed for termination, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary and its agents under Sections 5.8 and 5.9.

ARTICLE 7.

MISCELLANEOUS

Section 7.1

Counterparts.

This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder during business hours.

Section 7.2

No Third-Party Beneficiaries.

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3

Severability.

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4

Holders as Parties; Binding Effect.

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

Section 7.5

Notices.

(a)

To the Issuer.  Any and all notices to be given to the Issuer shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to Repsol YPF, S.A., Paseo de la Castellana 278-280, 28046 Madrid, Spain, Attention: General Counsel or any other address which the Issuer may specify in writing to the Depositary.

(b)

To the Depositary.  Any and all notices to be given to the Depositary shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:  ADR Administration, which is the location of the Depositary's Office on the date of this Deposit Agreement, or any other address which the Depositary may specify in writing to the Bank.

(c)

To the Holders.  Any and all notices to be given to any Holder shall be duly given if personally delivered or sent by mail, first class airmail postage prepaid, or by cable, telex or facsimile transmission in each case confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the transfer books for Receipts of the Depositary, or, if such Holder shall have filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request.

(d)

General.  Notice given as aforesaid, (i) to the Issuer or the Depositary, shall be deemed to be effected when received, and (ii) to a Holder by mail or by cable, telex or facsimile transmission, shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, first class airmail postage prepaid, in a post-office letter box.  The Depositary or the Issuer may act upon any cable, telex or facsimile transmission received by it from the other or from any Holder, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed as aforesaid.

Section 7.6

Consent to Jurisdiction.

Except as prohibited by Spanish law or the By-laws of the Issuer, the Issuer irrevocably agrees that any legal suit, action or proceeding against the Issuer brought by the Depositary or any Holder, arising out of or based upon this Deposit Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  The Issuer has appointed CT Corporation System, New York, New York, as its authorized agent (the "Authorized Agent") upon which process may be served in any such action arising out of or based on this Deposit Agreement or the transactions contemplated hereby which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, by the Depositary or any Holder, expressly consents to the non-exclusive jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto.  Such appointment shall be irrevocable.  The Issuer represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Depositary or any Holder in any competent court in Spain.

Section 7.7

Governing Law.

This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

Section 7.8

Compliance With U.S. Securities Laws.

Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the United States securities laws, including, but not limited to Section I A(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

IN WITNESS WHEREOF, REPSOL YPF, S.A. and THE BANK OF NEW YORK have duly executed this Deposit Agreement as of the day and year first above set forth and all holders of Receipts shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

REPSOL YPF, S.A.

By:_________________________

THE BANK OF NEW YORK

By:_________________________
Name:
Title: